Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256986) pertaining to the Advent Technologies Holdings, Inc. 2021 Equity Incentive Plan of our report dated March 31, 2022, with respect to the consolidated financial statements of Advent Technologies Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 31, 2022